Exhibit 99.1

Oakwood Mortgage Investors, Inc.  1998-D                Note: This fiscal year-end series report, reports information on the
Oakwood Acceptance Corp. - Servicer                     assets included in OMI Trust 1998-D as of the end of the prepayment
Fiscal Year Ended Series Report                         period that began on September 1, 1998 and ended on September 30, 1999
Reporting:                    Fiscal year 1999          and as of the end of the collection period that began on September 2,
                                                        1998 and ended on October 1, 1999. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 1999, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                                                Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                         Ending
Principal                 Scheduled            Prepaid               Liquidated           Contracts               Principal
Balance                   Principal            Principal             Principal            Repurchased             Balance
----------------------------------------------------------------------------------------------------------------------------------


319,423,714.08         (4,134,382.78)       (28,510,122.61)       (8,174,357.63)                0.00           278,604,851.06
==================================================================================================================================






                                                Certificate Account
----------------------------------------------------------------------------------------------------------------------------------


        Beginning                          Deposits                                             Investment                Ending
         Balance               Principal             Interest           Distributions            Interest                Balance
----------------------------------------------------------------------------------------------------------------------------------


           0.00             40,361,947.60         25,463,516.02        (64,304,597.66)            77,049.54           1,597,915.50
==================================================================================================================================







     Scheduled                      Scheduled                                          Amount
     Gross         Servicing        Pass Thru         Liquidation     Reserve       Available for   Limited        Total
     Interest      Fee              Interest          Proceeds        Fund Draw     Distribution    Guarantee      Distribution
-----------------------------------------------------------------------------------------------------------------------------------


 28,724,791.01    2,982,299.75   25,742,491.26       5,928,972.07          0.00     67,298,268.47       0.00      67,298,268.47
===================================================================================================================================





                                 P&I Advances at Distribution Date
            ---------------------------------------------------------------------------


             Beginning            Recovered              Current             Ending
              Balance             Advances               Advances            Balance
            ---------------------------------------------------------------------------




                   0.00       14,211,603.25          16,290,546.03       2,078,942.78
            ===========================================================================



Oakwood Mortgage Investors, Inc.  1998-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal year 1999




                         Gross Repossessions       Repo Properties Brought      Net Current Repos       Aggregate Repo Properties in
                                                   Current by Borrower                                      Trust at Month-End
                       # Principal Balance       # Principal Balance          # Principal Balance         # Principal Balance
                 -------------------------------------------------------------------------------------------------------------------
Oct-98                 3         82,303.47        0           0.00            3        82,303.47          3        82,303.47
Nov-98                 3         82,241.38        0           0.00            0             0.00          3        82,303.47
Dec-98                22        716,429.05        0           0.00           21       714,417.13         24       796,720.60
Jan-99                43      1,415,167.87        0           0.00           25       822,861.11         49     1,619,581.71
Feb-99                65      2,224,599.80        0           0.00           45     1,548,702.51         94     3,168,284.22
Mar-99                72      2,500,503.34        0           0.00           40     1,423,163.65        134     4,591,447.87
Apr-99               109      3,856,536.47        0           0.00           56     1,917,889.12        190     6,509,336.99
May-99               137      4,914,100.48        0           0.00           53     1,938,614.84        243     8,447,951.83
Jun-99               170      5,933,223.14        0           0.00           55     1,852,508.54        298    10,300,460.37
Jul-99               196      6,991,091.58        0           0.00           65     2,393,807.28        363    12,694,267.65
Aug-99               189      6,821,747.63        0           0.00           35     1,250,245.57        398    13,944,513.22
Sep-99               188      6,909,502.42        0           0.00           32     1,148,384.47        430    15,092,897.69
                 -------------------------------------------------------------------------------

Total of month
end balance        1,197     42,447,446.63        0           0.00          430    15,092,897.69      2,229    77,330,069.09
                 ===================================================================================================================
Average month
end balance          100      3,537,287.22        0           0.00           36     1,257,741.47        186     6,444,172.42
                 ===================================================================================================================

Oakwood Mortgage Investors, Inc.  1998-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:            Fiscal year 1999

                                                              Delinquency Analysis

                                    31 to 59 days             60 to 89 days             90 days and Over               Total Delinq.
                           No. of    Principal                Principal                  Principal                       Principal
                           Loans     Balance             #    Balance              #     Balance            #            Balance
                      --------------------------------------------------------------------------------------------------------------
               Oct-98        21       761,652.63        0             0.00         0             0.00       21           761,652.63
               Nov-98        91     3,437,891.06        8       279,631.19         0             0.00       99         3,717,522.25
               Dec-98       191     7,233,444.08       42     1,544,538.87         6       201,348.19      239         8,979,331.14
               Jan-99       201     7,837,944.72      100     3,655,113.95        29       959,526.81      330        12,452,585.48
               Feb-99       178     7,398,944.40       86     3,335,559.21        74     2,690,503.16      338        13,425,006.77
               Mar-99       112     4,123,848.13       75     3,226,541.13       110     4,228,726.13      297        11,579,115.39
               Apr-99       150     6,064,058.24       64     2,274,736.41       149     6,206,171.55      363        14,544,966.20
               May-99       160     6,275,431.22       91     3,622,340.03       156     6,052,257.87      407        15,950,029.12
               Jun-99       163     6,242,530.49      107     4,225,986.82       199     7,688,733.92      469        18,157,251.23
               Jul-99       161     6,412,286.90       92     3,752,912.23       237     9,332,457.38      490        19,497,656.51
               Aug-99       161     6,224,227.19       76     3,091,080.71       264    10,648,099.35      501        19,963,407.25
               Sep-98       185     7,470,037.81       79     3,142,903.11       284    11,660,428.52      548        22,273,369.44
                      --------------------------------------------------------------------------------

Total of month
end balance               1,774    69,482,296.87      820    32,151,343.66     1,508    59,668,252.88    4,102       161,301,893.41
                      ==============================================================================================================
Average month
end balance                 148     5,790,191.41       68     2,679,278.64       126     4,972,354.41      342        13,441,824.45
                      ==============================================================================================================

Oakwood Mortgage Investors, Inc.  1998-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal year 1999

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail
                                                                                                                       Net
Prepayment     Liquidated Principal     Sales             Insur.              Total           Repossession         Liquidation
  Period            Balance           Proceeds            Refunds           Proceeds            Expenses            Proceeds
---------------------------------------------------------------------------------------------------------------------------------

Oct-98                0.00                0.00              0.00                0.00                0.00                0.00
Nov-98                0.00                0.00              0.00                0.00                0.00                0.00
Dec-98           65,603.61           61,400.00          1,074.50           62,474.50           10,242.00           52,232.50
Jan-99          137,754.84          130,200.00          4,456.59          134,656.59           20,706.00          113,950.59
Feb-99          734,635.02          696,045.00         31,681.52          727,726.52          130,681.35          597,045.17
Mar-99        1,138,173.42        1,101,531.00         45,398.17        1,146,929.17          213,095.93          933,833.24
Apr-99          554,278.23          525,909.00         24,950.66          550,859.66          109,692.00          441,167.66
May-99          873,119.71          832,950.00         26,584.83          859,534.83          160,028.50          699,506.33
Jun-99          880,092.33          845,050.00         28,539.21          873,589.21          155,511.50          718,077.71
Jul-99        1,323,767.41        1,275,950.00         48,388.10        1,324,338.10          270,483.50        1,053,854.60
Aug-99        1,405,301.75        1,364,750.00         49,057.30        1,413,807.30          287,257.50        1,126,549.80
Sep-99        1,061,631.31          973,573.00         33,180.37        1,006,753.37          199,194.69          807,558.68


              ===================================================================================================================
Total         8,174,357.63        7,807,358.00        293,311.25        8,100,669.25        1,556,892.97        6,543,776.28
              ===================================================================================================================





                                              Net               Current
     Unrecov.        FHA Insurance         Pass Thru          Period Net      Cumulative
     Advances          Coverage            Proceeds           Gain/(Loss)     Gain/(Loss)
-------------------------------------------------------------------------------------------------------


       0.00                0.00                0.00                0.00
       0.00                0.00                0.00                0.00
   1,855.38                0.00           50,377.12          (15,226.49)
   6,222.15                0.00          107,728.44          (30,026.40)
  40,945.68                0.00          556,099.49         (178,535.53)
  69,454.59                0.00          864,378.65         (273,794.77)
  40,581.90                0.00          400,585.76         (153,692.47)
  62,312.51                0.00          637,193.82         (235,925.89)
  65,634.13                0.00          652,443.58         (227,648.75)
 116,313.89                0.00          937,540.71         (386,226.70)
 116,250.69                0.00        1,010,299.11         (395,002.64)
  95,233.29                0.00          712,325.39         (349,305.92)


=============================================================================================
 614,804.21                0.00        5,928,972.07       (2,245,385.56)       (2,245,385.56)
=============================================================================================


Oakwood Mortgage Investors, Inc.  1998-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                                 Fiscal year 1999

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                                 Original              Beginning      Beginning         Current        Accelerated
                  Cert.                         Certificate           Certificate     Carryover        Principal        Principal
                  Class                          Balances              Balances       Principal       Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------------


A-1                                        238,335,000.00        238,335,000.00            0.00   40,125,306.83             0.00
A-1 Outstanding Writedown                            0.00                  0.00

A-1 Arm                                      6,023,152.00          6,023,152.00            0.00      693,555.11             0.00
                                                     0.00                  0.00

M-1 Adjusted Certificate Balance            22,360,000.00         22,360,000.00            0.00            0.00             0.00
M-1 Outstanding Writedown                            0.00                  0.00

M-2 Adjusted Certificate Balance            14,374,000.00         14,374,000.00            0.00            0.00             0.00
M-2 Outstanding Writedown                            0.00                  0.00

B-1 Adjusted Certificate Balance            12,777,000.00         12,777,000.00            0.00            0.00             0.00
B-1 Outstanding Writedown                            0.00                  0.00

B-2 Adjusted Certificate Balance            25,554,561.00         25,554,561.00            0.00            0.00             0.00
B-2 Outstanding Writedown                            0.00                  0.00


                                                          -------------------------------------------------------------------------
Adjusted Certificate Balance
 Outstanding Writedown                     319,423,713.00        319,423,713.00            0.00   40,818,861.94             0.00
                                    ===============================================================================================

                                    (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.




            Ending             Prefunding                                   Ending                                 Principal Paid
          Carryover             Shortfall            Writedown            Certificate              Pool              Per $1,000
          Principal           Distribution            Amounts              Balances               Factor            Denomination
------------------------------------------------------------------------------------------------------------------------------------


     40,125,306.83                  0.00                 0.00        198,209,693.17             83.16432%             168.36
                                                         0.00                  0.00                  0.00               0.00

        693,555.11                  0.00                 0.00          5,329,596.89             88.48518%             115.15
                                                         0.00                  0.00                  0.00               0.00

              0.00                  0.00                 0.00         22,360,000.00            100.00000%               0.00
                                                         0.00                  0.00                  0.00               0.00

              0.00                  0.00                 0.00         14,374,000.00            100.00000%               0.00
                                                         0.00                  0.00                  0.00               0.00

              0.00                  0.00                 0.00         12,777,000.00            100.00000%               0.00
                                                         0.00                  0.00                  0.00               0.00

              0.00                  0.00                 0.00         25,554,561.00            100.00000%               0.00
                                                         0.00                  0.00                  0.00               0.00


----------------------------------------------------------------------------------------------------------

     40,818,861.94                  0.00                 0.00        278,604,851.06
====================================================================================

Oakwood Mortgage Investors, Inc.  1998-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                 Fiscal year 1999


CERTIFICATE INTEREST ANALYSIS



            Certificate              Remittance        Beginning          Current            Total                   Interest
               Class                    Rate            Balance           Accrual            Paid                    Shortfall
                                ----------------------------------------------------------------------------------------------------

A-1                                   6.40000%            0.00        13,907,076.82      13,907,076.82                  0.00
A-1  Carryover Interest                   0.00            0.00                                    0.00                  0.00
                                          0.00            0.00                                    0.00                  0.00

A-1 ARM                         various rate              0.00           342,449.93         342,449.93                  0.00
A-1 ARM  Carryover Interest               0.00            0.00                                    0.00                  0.00
                                          0.00            0.00                                    0.00                  0.00

M-1 Current Interest                  7.41500%            0.00         1,657,994.04       1,657,994.04                  0.00
M-1 Carryover Interest                    0.00            0.00                                    0.00                  0.00
M-1 Writedown Interest                    0.00            0.00                                    0.00                  0.00
M-1 Carryover Writedown Int

M-2 Current Interest                  8.32200%            0.00         1,196,204.28       1,196,204.28                  0.00
M-2 Carryover Interest                    0.00            0.00                                    0.00                  0.00
M-2 Writedown Interest                    0.00            0.00                                    0.00                  0.00
M-2 Carryover Writedown Int

B-1 Current Interest                  8.65000%            0.00         1,105,210.56       1,105,210.56                  0.00
B-1 Carryover Interest                    0.00            0.00                                    0.00                  0.00
B-1 Writedown Interest                    0.00            0.00                                    0.00                  0.00
B-1 Carryover Writedown Int

B-2 Current Interest                  7.95000%            0.00         2,031,587.64       2,031,587.64                  0.00
B-2 Carryover Interest                    0.00            0.00                                    0.00                  0.00
B-2 Writedown Interest                    0.00            0.00                                    0.00                  0.00
B-2 Carryover Writedown Int


X                                                         0.00         5,501,969.07       3,256,583.51          2,245,385.56

R                                                         0.00                 0.00               0.00                  0.00

Service Fee                                               0.00         2,982,299.75       2,982,299.75 (1)              0.00
                                               -------------------------------------------------------------------------------------

                                                                      28,724,792.09      26,479,406.53          2,245,385.56
                                                               =====================================================================

                                (1) Pursuant to the applicable pooling and servicing agreement, $2,982,299.75 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $64,315,968.72.




                                                    Interest Paid
            Certificate             Ending           Per $1,000                    Cert.                 TOTAL
               Class                Balance         Denomination                   Class              DISTRIBUTION
                              ----------------------------------------------------------------------------------------


A-1                                   0.00             58.35                       A-1                  54,032,383.65
A-1  Carryover Interest               0.00              0.00
                                      0.00              0.00

A-1 ARM                               0.00             56.86                     A-1 ARM                 1,036,005.04
A-1 ARM  Carryover Interest           0.00              0.00
                                      0.00              0.00

M-1 Current Interest                  0.00             74.15                       M-1                   1,657,994.04
M-1 Carryover Interest                0.00              0.00
M-1 Writedown Interest                0.00              0.00
M-1 Carryover Writedown Int

M-2 Current Interest                  0.00             83.22                       M-2                   1,196,204.28
M-2 Carryover Interest                0.00              0.00
M-2 Writedown Interest                0.00              0.00
M-2 Carryover Writedown Int

B-1 Current Interest                  0.00             86.50                       B-1                   1,105,210.56
B-1 Carryover Interest                0.00              0.00
B-1 Writedown Interest                0.00              0.00
B-1 Carryover Writedown Int

B-2 Current Interest                  0.00             79.50                       B-2                   2,031,587.64
B-2 Carryover Interest                0.00              0.00
B-2 Writedown Interest                0.00              0.00
B-2 Carryover Writedown Int


X                             2,245,385.56                                          X                    3,256,583.51

R                                     0.00                                          R                            0.00

Service Fee                           0.00                                     Service Fee               2,982,299.75
                              -------------                                                      ---------------------

                              2,245,385.56            438.58                                            67,298,268.47 (1)
                              ===============================                                    =====================